File No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                   -----------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                   -----------------------------------------
                                  Fiserv, Inc.
             (Exact name of Registrant as specified in its charter)
              Wisconsin                            39-1506125
      (State of jurisdiction of          (I.R.S. employer identification
    incorporation or organization)                   number)
                                255 Fiserv Drive
                          Brookfield, Wisconsin  53045
                                 (414) 879-5000
  (Address,        including zip code,  and  telephone  number,  including  area code, of Registrant's principal executive offices)
                               KENNETH R. JENSEN
                        Senior Executive Vice President
                                  Fiserv, Inc.
                                255 Fiserv Drive
                          Brookfield, Wisconsin  53045
                                 (414) 879-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                   -----------------------------------------
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                         CALCULATION OF REGISTRATION FEE


                                            Proposed     Proposed
                                             Maximum     Maximum
                               Amount       Offering    Aggregate    Amount of
Title of Shares                 to be       Price Per    Offering   Registration
to be Registered             Registered     Share (1)     Price         Fee

Common Stock, $.01 par value   601,951        $37.88    $22,801,904   $6,909.67

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
                      -----------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                 601,951 Shares

                                  Fiserv, Inc.
                       The Financial Data Services Company

                                  Common Stock

         This Prospectus may be used in connection with the distribution of up to 601,951 shares of Fiserv, Inc. Common Stock, $.01 par value (the "Shares"), proposed to be disposed of from time to time by the Selling Shareholders named herein. See "Selling Shareholders". The Company will not receive any of the proceeds from the sale of the Shares. The expenses of the registration of which this Prospectus forms a part will be paid by the Company. The Common Stock of the Company is traded in the NASDAQ National Market System under the symbol "FISV". On March 18, 1997, the reported closing sale price of the Common Stock as quoted on the NASDAQ National Market System was $38.00 per share.




        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




         The distribution of the Shares by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions) in the over-the-counter market, on the NASDAQ National Market System (or any exchange on which the Common Stock may then be listed), in negotiated transactions or otherwise. Sales will be effected at such prices and for such consideration as may be obtainable from time to time. Commission expenses and brokerage fees, if any, will be paid individually by the Selling Shareholders. See "Plan of Distribution".

May ___,1997

NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND ANY SUCH INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                 ---------------
                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         There are hereby  incorporated  by  reference  in this  Prospectus  the
Company's: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission (the "Commission") on February 18, 1997; (ii) Periodic Report on Form 8-K dated March 3, 1997 filed with the Commission; and (iii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for such copies should be directed to Mr. Charles W. Sprague, Secretary, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045, telephone (414) 879-5000.

         The Company's headquarters are located at 255 Fiserv Drive, Brookfield, Wisconsin 53045, telephone (414) 879-5000. Fiserv was incorporated as a Delaware corporation in 1984, and reincorporated as a Wisconsin corporation in 1992. The terms "Fiserv" and the "Company" as used herein mean Fiserv, Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

                                   THE COMPANY

         Fiserv, with operations in 75 cities, including 15 cities in Canada, England and Singapore, is a leading independent provider of financial data processing systems and related information management services and products to banks, credit unions, mortgage banks, savings institutions and other financial intermediaries. These services and products are based primarily on proprietary software developed by Fiserv and maintained on computers located at data processing centers throughout the United States. Fiserv is ranked as the nation's leading data processing provider for banks and savings institutions in terms of total clients served and is the nation's second leading data processing provider for credit unions and mortgage banks. Fiserv directly supports account and transaction processing software systems for approximately 3,383 financial institutions; maintaining approximately 50 million service bureau accounts. Fiserv delivers this account and transaction processing in all four of the traditional delivery modes: service bureau; facilities management; resource management; and in-house solutions. Fiserv also provides electronic banking services, which include Automated Teller Machine ("ATM")/Electronic Funds Transfer ("EFT") services to financial institutions, and processing approximately 200 million ATM transactions annually. Fiserv also provides check and share draft remittance and back-office processing to financial institutions, handling approximately over 3.6 billion prime pass items per year through its regional item processing centers located in over 45 cities in North America. In addition, Fiserv provides trust administration services for IRAs and other retirement plans, and furnishes microcomputer software to financial institutions for executive information and decision support systems. The total client base served by Fiserv includes more than 5,000 financial institutions. Fiserv believes that its focus on customer service and the contractual nature of its business, combined with its historical renewal experience, provide a high level of recurring revenues.

         Since Fiserv's formation in 1984, it has expanded its operations through over 60 acquisitions and internally through the growth of existing clients. From 1988 to 1996, Fiserv's revenues increased from $125.0 million to $798.3 million, its operating income increased from $15.5 million to $123.6 million and its net income grew from $9.2 million to $61.7 million. During this period, net income per common and common equivalent share increased from $.33 to $1.34.

                               RECENT DEVELOPMENTS

         On March 2, 1997, Fiserv announced that it had signed a definitive agreement to acquire BHC Financial, Inc. ("BHC") pursuant to a stock-for-stock merger under which Fiserv will acquire all of the outstanding shares of BHC for $33.50 per share, subject to receiving pooling accounting treatment. The exchange ratio will be determined by taking the average of the closing price of Fiserv Common Stock for the last 20 trading days ending two trading days prior to closing. The agreement is subject to all normal conditions of closing including receipt of all necessary regulatory consents and BHC shareholder approval.

         BHC, based in Philadelphia, provides securities processing and support services to banks, insurance companies, brokerage firms, money managers and mutual fund companies. It currently processes approximately 10,000 integrated trade executions and clearings per day. In 1996, BHC reported revenues of $81.2 million, net income of $18.0 million and earnings per share of $2.69, increases of 24%, 29% and 39%, respectively, over the previous year's levels.

                                 USE OF PROCEEDS

         All proceeds from the sale of the Shares to be sold pursuant to this Prospectus will be for the account of the Selling Shareholders. As a consequence, the Company will not receive any proceeds from the sale of the Shares offered by the Selling Shareholders.

                                 DIVIDEND POLICY

         The Company has not paid cash dividends on its Common Stock. The Company intends to retain earnings for use in its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future. The Company's existing long-term debt instruments contain provisions limiting the amount of cash dividends the Company can pay.

                              SELLING SHAREHOLDERS

         The following table sets forth  information  with respect to the number
of  shares  of  Common  Stock   beneficially   owned  by  each  of  the  Selling
Shareholders.

                              Number of                                     Number of         Percent of
                              Shares                   Number of            Shares            Shares
                              Beneficially             Shares               Beneficially      Outstanding
                              Owned Prior to           Registered           Owned After       After
Selling Shareholder           Offering (1)             Herein               Offering          Offering (2)
-------------------           ------------             ------               --------          ------------
Arthur W. Akers                    549                     549                  -                -

W. Duane Albert, M.D.              549                     549                  -                -

Lester H. Amey                     834                     834                  -                -

Lincoln Trust FBO Wilbur F.      2,459                   2,459                  -                -
Bettis IRA

Albert J. & Patricia Clerc       1,317                   1,317                  -                -

Bill G. Coker, D.D.S.            1,098                   1,098                  -                -

Joseph P. Coladonato             2,745                   2,745                  -                -

Floyd M. & Florence                549                     549                  -                -
Davis

Lancaster Ventures, L.L.C.   2,607,473                 521,495              2,085,978           4.6

Richard Gordon Felling, Sr.        549                     549                  -                -

Lincoln Trust Company Cust.        274                     274                  -                -
FBO Charles Petersen IRA


                              Number of                                    Number of      Percent of
                              Shares                   Number of           Shares         Shares
                              Beneficially             Shares              Beneficially   Outstanding
                              Owned Prior to           Registered          Owned After    After
Selling Shareholder           Offering (1)             Herein              Offering       Offering (2)
-------------------           ------------             ------              --------       ------------
Richard C. Reason                 1,570                   1,570                  -                -

John A. Rumsfeld, M.D.              549                     549                  -                -

Orange National Bank, Custodian   1,098                   1,098                  -                -
FBO
John A. Rumsfeld, M.D. IRA

George or Marina                  2,745                   2,745                  -                -
Schreyer, Trustees FBO
The Multilayer Technology Inc.
Defined Benefit Pension Plan

Lincoln Trust Company               274                     274                  -                -
Caroline Kay Seibert IRA

Dennis K. Senft                     549                     549                  -                -

Charles E. Smith                    329                     329                  -                -

Ronald P. or Carol A. Thon
Trustees, Thon, Inc.             24,705                  24,705                  -                -
Profit Sharing Trust

Ronald P. Thon or Carol A.       18,191                  18,191                  -                -
Thon, Trustees, Thon Revocable
Family Trust

William M. Thon, Trustee,         6,080                   6,080                  -                -
Carol A. Thon  Charitable
Remainder Trust Dated June 17,
1996

William M. Thon, Trustee          6,080                   6,080                  -                -
Ronald P. Thon Charitable
Remainder Trust dated June 7,
1996

                              Number of                                        Number of       Percent of
                              Shares                  Number of                Shares          Shares
                              Beneficially            Shares                   Beneficially    Outstanding
                              Owned Prior to          Registered               Owned After     After
Selling Shareholder           Offering (1)            Herein                   Offering        Offering (2)
-------------------           ------------            ------                   --------        ------------
Lincoln Trust Company             3,795                   3,795                  -                -
Custodian FBO
William M. Thon

Joel F. Walker                      274                     274                  -                -

Paine Webber Custodian FBO          549                     549                  -                -
James R. Waller, Jr. IRA

Charles Zeigler, M.D.             2,745                   2,745                  -                -

1    Information as of February 28, 1997.
2    Assumes all shares registered herein are sold.


                                  DISTRIBUTION

         The Shares may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made in any one or more transactions (which may involve block transactions) in the over-the-counter market, on NASDAQ, and any exchange in which the Common Stock may then be listed, or otherwise in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may sell the Shares as agent or may purchase such Shares as principal and resell them for their own account pursuant to this prospectus. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of Shares from whom they may act as agent (which compensation may be in excess of customary commissions).

         The Company has informed the Selling Shareholders that the anti-manipulative rules under the Securities Exchange Act of 1934 (Rules 10b-6 and 10b-7) may apply to their sales of Shares in the market. Also, the Company has informed the Selling Shareholders of the need for delivery of copies of the Prospectus in connection with any sale of securities registered hereunder in accordance with applicable prospectus delivery requirements.

         In connection with such sales, the Selling Shareholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in the Securities Act. In addition, any of the Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         In order to comply with certain state securities, laws, if applicable, the Common Stock will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.





                                  LEGAL MATTERS

         The validity of the issuance of the shares of the Common Stock offered hereby will be passed upon for the Company by Charles W. Sprague, Esq., Executive Vice President, General Counsel and Secretary of the Company. Mr. Sprague beneficially owns 21,375 shares of Fiserv Common Stock, which number includes vested but unexercised stock options.

                                     EXPERTS

         The financial statements incorporated by reference in this prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Act"), and to which reference is hereby made. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates upon request from the Public Reference Section of the Commission at Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's registration statements, proxy statements and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Commission also maintains a website on the internet at http://www.sec.gov.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") filed by the Company with the Commission under the Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the Exhibits relating thereto for further information with respect to the Company and the Common Stock offered hereby.

         No  person  is  authorized  to give  any  information  or to  make  any representation, other than those contained in this Prospectus, and any information or representations not contained in this Prospectus must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities under any circumstances where such offer of solicitation is unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and the NASDAQ listing fee.

                       Item                                   Amount
                       ----                                   ------
     SEC registration fee                                    $6,909.67
     NASDAQ listing fee                                       2,000.00
     Legal fees and expenses                                  1,000.00
     Accounting fees and expenses                             2,000.00
     Miscellaneous                                            1,090.33
                                                            ==========
          Total                                             $13,000.00
                                                            ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In general, the Wisconsin Business Corporation Law provides that a corporation shall indemnify directors and officers for all reasonable expenses incurred in connection with the successful defense of actions arising in connection with their service as directors and officers of the corporation. In other cases, the Wisconsin statute provides that the corporation shall indemnify a director or officer against liability unless the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct. In addition, the corporation may reimburse a director or officer for his expenses in defending against actions as they are incurred upon the director's or officer's written request accompanied by a written affirmation of his good faith belief that he has not breached or failed to perform his duties to the corporation and a written undertaking to repay amounts advanced if it is ultimately determined that indemnification is not required under the Wisconsin Business Corporation Law. A court of law may order that the corporation provide indemnification to a director or officer if it finds that the director or officer is entitled thereto under the applicable statutory provision or is fairly and reasonably entitled thereto in view of all the relevant circumstances, whether or not such indemnification is required under the applicable statutory provision.

         The Wisconsin  Business  Corporation Law specifies  various  procedures
pursuant  to  which  a  director  or  officer   may   establish   his  right  to
indemnification.

         Provided that it is not determined by or on behalf of the corporation that the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct, a Wisconsin corporation may provide additional rights to indemnification under its articles of incorporation or by-laws, by written agreement, by resolution of its board of directors or by a vote of the holders of a majority of its outstanding shares.

         The Registrant's By-laws provide for indemnification and advancement of expenses of directors and officers to the fullest extent provided by the Wisconsin Business Corporation Law. This provision is not exclusive of any other rights to indemnification or the advancement of expenses to which a director or officer may be entitled under any written agreement, resolution of directors, vote of shareholders, by law or otherwise.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION

 2.1 Stock Purchase Agreement, dated as of April 6, 1995, by and between Fiserv, Inc. and Information Technology, Inc. (Filed as Exhibit 2.1 to the Company's Registration Statement on Form S-3, File No. 33-58709, and incorporated herein by reference)

*3.1     Restated Articles of Incorporation.

 3.2 By-laws, (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-4, File No. 33-62870, and incorporated herein by reference).

 4.1 Credit Agreement dated as of May 17, 1995, as amended, among Fiserv, Inc., the Lenders Party Thereto, First Bank National Association, as Co-Agent, and The Bank of New York, as Agent. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to Item 601(b) (4) (iii) (A) of Regulation S-K.)

 4.2 Note Purchase Agreement dated as of March 15, 1991, as amended, among Fiserv, Inc., Aid Association for Lutherans, Northwestern National Life Insurance Company, Northern Life Insurance Company and The North Atlantic Life Insurance Company of America. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to
         Item 601(b) (4) (iii) (A) of Regulation S-K.)

 4.3 Note Purchase Agreement dated as of April 30, 1990, as amended, among Fiserv, Inc. and Teachers Insurance and Annuity Association of America. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to Item 601(b) (4) (iii) (A) of Regulation S-K.)

 4.4 Note Purchase Agreement dated as of May 17, 1995 among Fiserv, Inc., Teachers Insurance and Annuity Association of America, Massachusetts Mutual Life Insurance Company and Aid Association for Lutherans. (Not being filed herewith, but will be provided to the Commission upon its request, pursuant to Item 601(b) (4) (iii) (A) of Regulation S-K.)

 5.1     Opinion of Charles W. Sprague, Esq.

EXHIBIT
NUMBER    DESCRIPTION

23.1     Manually signed Consent of Deloitte & Touche LLP

23.2     Consent of Charles W. Sprague, Esq.(included in Exhibit 5.1 hereto).

24.      Powers of Attorney.

* To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the information statement.

         The   undersigned   registrant   hereby   undertakes   to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby further undertakes that:

         (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on the 18th day of March 1997.

                         FISERV, INC.

                         By   /S/ K.R. JENSEN
                              --------------------------
                              Kenneth R. Jensen,
                              Senior Executive Vice  President
                              and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

               *                  Chairman of the Board           March 18, 1997
-------------------               and Director
(George D. Dalton)                (Principal Executive Officer)

               *                  Vice Chairman, President       March 18, 1997
-------------------               and Director
(Leslie M. Muma)

                                  Senior Executive Vice           March 18, 1997
               *                  President, Treasurer and Director
-------------------
(Kenneth R. Jensen)               (Principal Financial and Accounting Officer)

               *                  Vice Chairman, President -      March 18, 1997
-------------------
(Donald F. Dillon)                Information Technology, Inc. and Director

               *                  Director                        March 18, 1997
-------------------
(Gerald J. Levy)

               *                  Director                        March 18, 1997
-------------------
(L. William Seidman)

               *                  Director                        March 18, 1997
-------------------
(Thekla R. Shackelford)

               *                  Director                        March 18, 1997
-------------------
(Roland D. Sullivan)

*By: /S/ K.R. JENSEN
(Kenneth R. Jensen, individually and as
attorney-in-fact for the persons indicated)